Exhibit 99.1
For Immediate Release
April 21, 2003

           AJS BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

AJS Bancorp, Inc. (Electronic Bulletin Board; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $470,000 for the quarter ended March 31, 2003 as compared to $571,000 for the same quarter in 2002. Basic and diluted earnings were $0.20 per share for the quarter ended March 31, 2003 compared to $0.24 for the quarter ended March 31, 2002. The decrease in net income reflects decreases in net interest income during the comparative periods and noninterest income. The decrease in net interest income reflects decreases in our net interest margin and interest rate spread.

Total assets as of March 31, 2003 were $239.3 million, an increase of $16.7 million or 7.5% from $222.6 million at December 31, 2002. Federal funds sold increased $13.0 million, or 216.7%, to $19.0 million at March 31, 2003 from $6.0 million at December 31, 2002, while cash and due from financial institutions decreased $5.9 million or 35.1% to $11.0 million at March 31, 2003 from $16.9 million at December 31, 2002. Securities increased by $1.9 million, or 3.6%, to $54.1 million at March 31, 2003 from $52.2 million at December 31, 2002. Loans receivable increased $5.3 million or 4.0% to $141.4 million at March 31, 2003 from $136.1 million at December 31, 2002. The increase in federal funds sold and corresponding decrease in cash and due from financial institutions was partly due to the Bank investing the cash into a higher yielding investment without locking into a low interest rate for a long term. The increase in securities occurred due to an arbitrage arrangement whereby the Bank purchased $5.0 million in mortgage backed securities funded by $2.0 million in cash and $3.0 million in fixed rate Federal Home Loan Bank advances. These advances will mature over the next five years. The mortgage-backed securities purchase represents the Bank's attempt to lock in a spread between the interest earned on the asset and the lower interest paid on the advances. Loan volume increased due to higher demand caused mostly by customers refinancing their mortgage in the historically low interest rate environment. Total deposits increased $13.9 million or 8.2% to $182.9 million at March 31, 2003 from $169.0 million at December 31, 2002. This increase was largely due to greater marketing efforts and higher deposit rates that were put in place to promote the opening of our new branch facility in Orland Park, Illinois. This full service facility opened in December 2002. Federal Home Loan Bank advances increased to $19.0 million at March 31, 2003 from $16.0 million at December 31, 2002. These fixed rate borrowings were used to fund the purchase of mortgage-backed securities.

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The Company had non-performing assets of $1.1 million as of March 31, 2003 and
December 31, 2002. The allowance for loan losses was $2.0 million at March 31, 2003 and $2.1 million at December 31, 2002. This represents a ratio of allowance for loan losses to gross loans receivable of 1.43% at March 31, 2003 and 1.51% at December 31, 2002. Subprime loan balances decreased $2.6 million to $28.7 million at March 31, 2003 from $31.2 million at December 31, 2002. The decrease in subprime loans reflects our decision to de-emphasize this type of lending.

Total stockholders' equity increased to $33.9 million at March 31, 2003 from $33.6 million at December 31, 2002. The increase in stockholders equity was primarily due to net income of $470,000 partially offset by a decrease in other comprehensive income due to a lower market value on securities held for sale for the quarter ended March 31, 2003 as compared to the market value of these securities at December 31, 2002.

INCOME INFORMATION -THREE MONTH PERIODS ENDED MARCH 31, 2003 AND 2002: Total interest income decreased by $185,000 or 5.5% to $3.2 million for the quarter ended March 31, 2003 from $3.3 million for the same quarter in 2002. The decline was primarily due to lower interest rates earned on these assets due to the continued general decline in market interest rates. Average interest earning assets totaled $224.4 million and $196.6 million during the comparative 2003 and 2002 quarters while the average yield was 5.62% and 6.79%, respectively.

Interest expense on deposits decreased by $137,000 or 11.3% to $1.1 million for the quarter ended March 31, 2003 from $1.2 million for the same quarter in 2002. The decrease in the cost of our deposits was primarily due to the general decline in market interest rates and certificates of deposit maturing and renewing at lower rates. Interest expense on borrowings increased marginally to $209,000 for the quarter ended March 31, 2003 from $189,000 for the same period during 2002. This was largely due to additional Federal Home Loan Bank (FHLB) borrowings as the average rate on FHLB borrowings was 4.40% for the three months ended March 31, 2003 compared to 6.10% for the quarter ended March 31, 2002. The average cost of deposits at March 31, 2003 was 2.39% as compared to 2.98% at March 31, 2002.

Net interest income decreased by $68,000 or 3.5% to $1.9 for the quarter ended March 31, 2003. Our net interest rate spread decreased 55 basis points to 3.04% from 3.59% while our net interest margin decreased 61 basis points to 3.32% from 3.93%. The ratio of average interest-earning assets to average interest-bearing liabilities improved to 112.41% for the three months ended March 31, 2003 from 112.01% for the same period in 2002.

We had no provision for loan losses for the three months ended March 31, 2003 compared to a provision of $20,000 for the same period in 2002. The loan provision made for the three months ended March 31, 2002 was based on concerns regarding losses inherent in our subprime loan portfolio. As this portfolio has decreased significantly during the year, management felt no additional provisions were necessary. Should any unforeseen risks present themselves

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however, management may need to increase this provision in the future. At March
31, 2003 and 2002 our allowance for loan losses was $2,032,000 and $2,483,000 or 1.4% and 1.9% of total gross loans, respectively.

Noninterest income decreased $106,000 to $286,000 for the quarter ended March 31, 2003 from $392,000 for the comparable quarter in 2002. This lower income was the result of an $18,000 decrease in insurance commissions, and an $80,000 decrease in other non-interest income. The decrease in other non-interest income consisted of a decrease of $79,000 in correspondent fees and a decrease in rental income of $25,000. This decrease was partially offset by an increase in the gain on the sale of mortgage loans of $23,000 for the March 31, 2003 quarter compared to the quarter ended March 31, 2002. The decrease in correspondent fee income was the result of the Bank's decision to cut back the staffing in that department which resulted in a decrease in loan volume. The reduction of rental income occurred due to a loan on an apartment building defaulting, resulting in the repossession and collection of rents that subsequently took place during the quarter ended March 31, 2002. These rents were collected until the property was sold during the second quarter of 2002. The gain on the sale of loans designated for sale was a result of our entry into the secondary mortgage loan market as we sought to insulate ourselves from interest rate risk by selling designated longer term fixed rate mortgage loans. This type of activity may continue in the future, but it is not an integral part of our business at this time.

Noninterest expense remained stable at $1.4 million for the quarters ended March 31, 2003 and 2002. Salaries and benefits decreased $8,000 and data processing costs decreased $30,000. An increase in occupancy costs of $7,000, an increase in advertising and promotion costs of $10,000 and an increase in other non-interest expense of $12,000 partially offset these decreases. The decrease in data processing costs was the result of a renegotiation of our contract with our service provider. We do not expect this cost savings each quarter, however, as we plan on offering debit cards to our customers and this may impact our data processing costs in the future. The increase in advertising and promotion costs occurred due to the extra costs associated with the promotion of the opening of our new branch facility in Orland Park, Illinois. This full service branch opened in December of 2002.

Our federal and state taxes decreased $44,000 to $265,000 for the quarter ended March 31, 2003 from $309,000 in the same period of 2002. This is primarily the result of lower pre-tax income for the quarter ended 2003.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local

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economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
         President
         708-687-7400